As filed with the Securities and Exchange Commission on March 20, 2008
                                                Registration Number: 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       SEAWAY VALLEY CAPITAL CORPORATION
               -------------------------------------------------
               (Exact name of Registrant as specified in Charter)

Delaware                                                           20-5996486
-------------------------------------------------------------------------------
(State of Incorporation)                           (I.R.S. Employer I.D. Number)

                10-18 Park Street, 2d Floor, Gouverneur, NY 13642
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                        2008 STOCK AND STOCK OPTION PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                                Thomas Scozzafava
                        Seaway Valley Capital Corporation
                           10-18 Park Street, 2d Floor
                              Gouverneur, NY 13642
                                 (315) 287-1122
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                 (914) 683-3026

                         CALCULATION OF REGISTRATION FEE

     Title of                               Proposed Maximum       Proposed Maximum
     Securities          Amount to               Offering               Aggregate       Amount of
     to be Registered    be Registered(1)   Price per Share (2)    Offering Price (2)   Registration Fee
--------------------------------------------------------------------------------------------------------

     Common Stock,       80,000,000 shares          $0.0063            $504,000                $19.81
     $.001 par value
--------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 80,000,000 shares by $0.0063, the closing price for the Common Stock reported on the OTC Bulletin Board as of March 19, 2008.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Seaway  Valley  Capital  Corporation  is  incorporating  by  reference  the
following   documents   previously   filed  with  the  Securities  and  Exchange
Commission:

(a) Seaway Valley Capital's Annual Report on Form 10-KSB/A (Amendment No. 1) for the year ended December 31, 2006;

(b) Seaway Valley Capital's Quarterly Report on Form 10-QSB/A (Amendment No. 1) for the period ended March 31, 2007;

(c) Seaway Valley Capital's Quarterly Report on Form 10-QSB for the period ended June 30, 2007;

(d) Seaway Valley Capital's Quarterly Report on Form 10-QSB/A (Amendment No. 1) for the period ended September 30, 2007;

(e) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated October 23, 2007 and filed on October 26, 2007;

(f) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated November 7, 2007 and filed on January 18, 2008;

(g) Seaway Valley Capital's Current Report on Form 8-K dated December 7, 2007 and filed on December 7, 2007;

(h) Seaway Valley Capital's Current Report on Form 8-K dated January 4, 2008 and filed on January 4, 2008;

(i) Seaway Valley Capital's Current Report on Form 8-K dated February 8, 2008 and filed on February 11, 2008;

(j) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated March 4, 2008 and filed on March 12, 2008;

(k) the description of Seaway Valley Capital's Common Stock contained in the Registration Statement on Form 8-A filed on December 7, 2006 (File No. 000-52356).

     Seaway Valley Capital is also incorporating by reference all documents hereafter filed by Seaway Valley Capital pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to Seaway Valley Capital, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Seaway Valley Capital Corporation.

Item 6.       Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our certificate of incorporation provides that members of our board of directors are protected against personal liability to the fullest extent permitted by Delaware corporate law. Delaware corporate law permits a Delaware corporation to eliminate the personal liability of its directors for monetary damages for breach of fiduciary duty, except for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, improper payment of dividends, or transactions in which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

4.1  2008 Stock and Stock Option Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Company

23.2 Consent of Robert  Brantl,  Esq.  is  contained  in his  opinion,  filed as
     Exhibit 5.

Item 9.  Undertakings.

              Seaway Valley Capital Corporation hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Seaway Valley Capital pursuant to the provisions of the Delaware General Corporation Law or otherwise, Seaway Valley Capital has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Seaway Valley Capital of expenses incurred or paid by a director, officer or controlling person of Seaway Valley Capital in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Seaway Valley Capital will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REOFFER PROSPECTUS

                        SEAWAY VALLEY CAPITAL CORPORATION

                        80,000,000 Shares of Common Stock

     The shares are being offered by persons who are officers, directors or otherwise control persons of Seaway Valley Capital Corporation. They acquired the shares from Seaway Valley Capital, either as the recipients of grants of stock or by exercising stock options issued to them by Seaway Valley Capital.

     The selling shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Seaway Valley Capital common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     Seaway Valley Capital common stock is listed for trading on the OTC Bulletin Board under the trading symbol "SWVC.OB."

     Purchase of Seaway Valley Capital common stock involves substantial risk. Please see "Risk Factors," which begins on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        Seaway Valley Capital Corporation
                           10-18 Park Street, 2d Floor
                              Gouverneur, NY 13642
                                  315-287-1122


                  The date of this prospectus is March 20, 2008

                                TABLE OF CONTENTS

RISK FACTORS.................................................................-2-

SELLING SHAREHOLDERS.........................................................-9-

OTHER AVAILABLE INFORMATION..................................................-9-

INDEMNIFICATION.............................................................-10-

                                  RISK FACTORS

You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.


                 I. RISKS ATTENDANT TO OUR RETAIL STORE BUSINESS


Seaway Valley Capital has no committed source of additional capital. For the foreseeable future, the Company intends to fund operations and capital expenditures from operations, cash on hand, and ad hoc capital raises. If these capital resources are insufficient, Seaway Valley Capital may need additional funds to continue operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that at such time as we need funds that alternative financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our business plan and take advantage of business opportunities, which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.


Seaway Valley Capital's growth strategy of new store openings and acquisitions could create challenges Seaway Valley Capital may not be able to adequately meet. Seaway Valley Capital intends to continue to pursue growth for the foreseeable future, and to evolve existing business to promote growth. Seaway Valley Capital future operating results will depend largely upon its ability to open and operate stores successfully and to profitably manage a larger business. Operation of a greater number of new stores, moving or expanding store locations and expansion into new markets may present competitive and merchandising challenges that are different from those currently encountered by Seaway Valley Capital in existing stores and markets. There can be no assurance that Seaway Valley Capital's expansion will not adversely affect the individual financial performance of its existing stores or the overall results of operations. Further, as the number of stores increases, Seaway Valley Capital may face risks associated with market saturation of its products and concepts. Finally, there can be no assurance that Seaway Valley Capital will successfully achieve expansion targets or, if achieved, that planned expansion will result in profitable operations.

This growth strategy requires improving Seaway Valley Capital's operations, and Seaway Valley Capital may not be able to do this sufficiently to effectively prevent negative impact on its business and financial results. In order to manage Seaway Valley Capital's planned expansion, among other things, Seaway Valley Capital will need to locate suitable store sites, negotiate acceptable lease terms, obtain or maintain adequate capital resources on acceptable terms, source sufficient levels of inventory, hire and train store managers and sales associates, integrate new stores into existing operations and maintain adequate distribution center space and information technology and other operations systems. If Seaway Valley Capital is unable to accomplish all of these tasks in a cost-effective manner, its business plan will not be successful.


Seaway Valley Capital needs to continually evaluate the adequacy of its management information and distribution systems. Implementing new systems and changes made to existing systems could present challenges management does not anticipate and could negatively impact Seaway Valley Capital's business. Seaway Valley Capital management cannot anticipate all of the changing demands that expanding and changing operations will impose on business, systems and procedures, and the failure to adapt to such changing demands could have a material adverse effect on results of operations and financial condition.
Failure to timely implement initiatives necessary to support expanding and changing operations could materially impact business.


The success of Seaway Valley Capital's business depends on establishing and maintaining good relationships with mall operators and developers, and problems with those relationships could make it more difficult for Seaway Valley Capital to expand to certain sites or offer certain products. Any restrictions on Seaway Valley Capital's ability to expand to new store sites, remodel or relocate stores where management feels it necessary or to offer a broad assortment of merchandise could have a material adverse effect on business, results of operations and financial condition. If relations with mall operators or developers become strained, or Seaway Valley Capital otherwise encounters difficulties in leasing store sites, Seaway Valley Capital may not grow as planned and may not reach certain revenue levels and other operating targets. Risks associated with these relationships are more acute given recent consolidation in the retail store industry, and Seaway Valley Capital has seen certain increases in expenses as a result of such consolidation that could continue.


If Seaway Valley Capital fails to offer a broad selection of products and brands that customers find attractive, Seaway Valley Capital revenues could decrease. In order to meet its strategic goals, Seaway Valley Capital must successfully offer, on a continuous basis, a broad selection of appealing products that reflect customers' preferences. Consumer tastes are subject to frequent, significant and sometimes unpredictable changes. To be successful in Seaway Valley Capital's line of business, product offerings must be broad and deep in scope and affordable to a wide range of consumers whose preferences may change regularly. Management cannot predict with certainty that Seaway Valley Capital will be successful in offering products that meet these requirements. If Seaway Valley Capital's product offerings fail to satisfy customers' tastes or respond to changes in customer preferences, revenues could decline. In addition, any failure to offer products that satisfy customers' preferences could allow competitors to gain market share.


Seaway Valley Capital comparable store sales are subject to fluctuation resulting from factors within and outside Seaway Valley Capital's control, and lower than expected comparable store sales could impact business and Seaway's stock price. A variety of factors affects comparable store sales including, among others, the timing of new product releases and fashion trends; the general retail sales environment and the effect of the overall economic environment; Seaway Valley Capital's ability to efficiently source and distribute products; changes in Seaway Valley Capital's merchandise mix; ability to attain exclusivity and certain related licenses; competition from other retailers; opening of new stores in existing markets and Seaway Valley Capital's ability to execute its business strategy efficiently. To date, Seaway Valley Capital's comparable store sales results have fluctuated significantly in the past, and management believes that such fluctuations will continue.


Economic conditions could change in ways that reduce Seaway Valley Capital's sales or increase Seaway Valley Capital's expenses. Certain economic conditions affect the level of consumer spending on merchandise Seaway Valley Capital offers, including, among others, employment levels, salary and wage levels, interest rates, taxation and consumer confidence in future economic conditions. Seaway Valley Capital is also dependent upon the continued popularity of malls and strip malls as a shopping destination, the ability of other mall tenants and other attractions to generate customer traffic and the development of new malls. A slowdown in the United States economy or an uncertain economic outlook could lower consumer spending levels and cause a decrease in mall traffic or new mall development, each of which would adversely affect growth, sales results and financial performance.


Changes in laws, including employment laws and laws related to Seaway Valley Capital's merchandise, could make conducting Seaway Valley Capital's business more expensive or change the way Seaway Valley Capital does business. In addition to increased regulatory compliance requirements, changes in laws could make ordinary conduct of Seaway Valley Capital's business more expensive or require Seaway Valley Capital to change the way it does business. For example, changes in federal and state minimum wage laws could raise the wage requirements for certain of Seaway Valley Capital associates, which would likely cause management to reexamine Seaway Valley Capital's entire wage structure for stores. Other laws related to employee benefits and treatment of employees, and privacy, could also negatively impact Seaway Valley Capital such as by increasing benefits costs like medical expenses. Moreover, changes in product safety or other consumer protection laws could lead to increased costs for certain merchandise, or additional labor costs associated with readying merchandise for sale. It is often difficult to plan and prepare for potential changes to applicable laws.


Timing and seasonal issues could negatively impact Seaway Valley Capital's financial performance for given periods. Seaway Valley Capital's quarterly results of operations fluctuate materially depending on, among other things, the timing of store openings and related pre-opening and other startup expenses, net sales contributed by new stores, increases or decreases in comparable store sales, releases of new products ,and shifts in timing of certain holidays, changes in merchandise mix and overall economic and political conditions. Seaway Valley Capital's business is also subject to seasonal influences, with heavier concentrations of sales during the back-to-school, Halloween and holiday (defined as the week of Thanksgiving through the first few days of January) seasons and other periods when schools are not in session. The holiday season has historically been the single most important selling season. Management believes that in the locations where its stores are located, the importance of the summer vacation and back-to-school seasons and to a lesser extent, the spring break season as well as Halloween, all reduce the dependence on the holiday selling season, but this will not always be the case to the same degree. As is the case with many retailers of apparel, accessories and related merchandise, Seaway Valley Capital typically experiences lower net sales in the first fiscal quarter relative to other quarters.


Competitors' Internet sales could hinder Seaway Valley Capital's overall financial performance. Seaway Valley Capital sells merchandise that also can be purchased over the Internet through the other retail websites. Seaway Valley Capital's Internet operations do not yet include commerce, and not having such operations could pose risks to Seaway Valley Capital's overall business.


There is a risk Seaway Valley Capital could acquire merchandise without full rights to sell it, which could lead to disputes or litigation and hurt Seaway Valley Capital's financial performance and stock price. Seaway Valley Capital and its partners purchase licensed merchandise from a number of suppliers who hold manufacturing and distribution rights under the terms of certain licenses.

Seaway Valley Capital generally rely upon vendors' representations concerning manufacturing and distribution rights and do not independently verify whether these vendors legally hold adequate rights to licensed properties they are manufacturing or distributing. If Seaway Valley Capital or its partners acquire unlicensed merchandise, Seaway Valley Capital could be obligated to remove such merchandise from stores, incur costs associated with destruction of merchandise if the distributor is unwilling or unable to reimburse Seaway Valley Capital, and be subject to liability under various civil and criminal causes of action, including actions to recover unpaid royalties and other damages. Any of these results could have a material adverse effect on business, results of operations and financial condition.


Seaway Valley Capital faces intense competition, including competition from companies with significantly greater resources than Seaway Valley Capital. If Seaway Valley Capital is unable to compete effectively with these companies, Seaway Valley Capital market share may decline and its business could be harmed. The retail industry is highly competitive with numerous competitors, many of whom are well-established. Most of Seaway Valley Capital competitors have significantly greater financial, technological, managerial, marketing and distribution resources than does Seaway Valley Capital. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and more quickly offer new products. In addition, new companies may enter the markets in which Seaway Valley Capital competes, further increasing competition in the industry. Seaway Valley Capital may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the number of Seaway Valley Capital stores, which would adversely impact the trading price of Seaway's common shares.


Seaway Valley Capital's future operating results may fluctuate and cause the price of Seaway Valley Capital's common stock to decline. Seaway Valley Capital expects that Seaway Valley Capital's revenues and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond Seaway Valley Capital's control. The factors that could cause Seaway Valley Capital's operating results to fluctuate include, but are not limited to:

     o    seasonality of the business;
     o    price competition from other retailers;
     o    general price increases by suppliers and manufacturers;
     o Seaway Valley Capital's ability to maintain and expand Seaway Valley Capital's distribution relationships;
     o    increases in the cost of advertising;
     o    unexpected increases in shipping costs or delivery times;
     o Seaway Valley Capital's ability to build and maintain customer loyalty;
     o the introduction of new services, products and strategic alliances by us and Seaway Valley Capital's competitors;
     o the success of Seaway Valley Capital's brand-building and marketing campaigns;
     o    government regulations, changes in tariffs, duties, and taxes;
     o Seaway Valley Capital's ability to maintain, upgrade and develop Seaway Valley Capital's retail stores;
     o    changes in Seaway Valley Capital's store leasing costs;
     o the amount and timing of operating costs and capital expenditures relating to expansion of Seaway Valley Capital's business, operations and infrastructure; and
     o general economic conditions as well as economic conditions specific to the retail sector.

     If Seaway Valley Capital revenues or operating results fall below the expectations of investors or securities analysts, the price of Seaway Valley Capital Corporation's common stock could significantly decline.


     Seaway Valley Capital's growth and operating results could be impaired if it is unable to meet its future capital needs. Seaway Valley Capital may need to raise additional capital in the future to:

     o    fund more rapid expansion;
     o acquire or expand into new retail locations, warehousing facilities or office space;
     o    maintain,   enhance  and  further  develop  Seaway  Valley   Capital's
          information technology systems;
     o    develop  new  product   categories  or  enhanced   services;
     o    fund acquisitions; or
     o    respond to competitive pressures.

If Seaway Valley Capital raises additional funds by issuing equity or convertible debt securities, the percentage ownership of stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of the common stock. Seaway Valley Capital currently does not have any commitments for additional financing. Seaway Valley Capital cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, Seaway Valley Capital may not be able to fund its expansion, develop or enhance Seaway Valley Capital's products or services or respond to competitive pressures.


                 II. RISKS ATTENDANT TO THE INVESTMENT BUSINESS


The results of operations of Seaway Valley Fund, LLC will be affected by the performance of the companies in which it invests and by the performance of the stock market in general, over which management exercises no control. Seaway Valley Fund holds investments in companies whose securities are characterized as "penny stocks." The Fund has no control over the operations of those companies or over the performance of their stock. Like other microcap companies, their financial performance depends on their ability to compete against far larger companies, and is highly risky. Like other penny stocks, their securities are subject to flamboyant swings in market price. If the prices of the securities in which the Fund invests fall, the resulting losses by the Fund could offset the benefits realized from our retail store business, and cause the Company's financial results to be poor.


Seaway Valley Fund, LLC has historically been dependent for success on a key executive officer. Its inability to retain that officer would impede its business plan and growth strategies, which would have a negative impact on business and the potential value of any investment in Seaway. Loss of key people or an inability to hire necessary and significant personnel could hurt our business. Seaway Valley Fund, LLC's historic performance has been entirely dependent on the efforts and abilities of its President, Thomas W. Scozzafava. Mr. Scozzafava founded Seaway Valley Fund, LLC and has exclusively managed it since 2003. The sudden loss of his services could have a material adverse effect on business, results of operations, and financial condition. Furthermore, there can be no assurance that Mr. Scozzafava will be able to manage growth or be able to attract and retain additional qualified personnel as needed in the future. The Fund can give no assurance that it can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to the Fund.

          III. RISKS ATTENDANT TO OWNERSHIP OF THE COMPANY'S SECURITIES


New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for Seaway to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. Seaway may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and his or her level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.


The application of the "Penny Stock" rules could adversely affect the market price of Seaway common stock and increase your transaction costs to sell those shares. As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.


There is no assurance that our shares will remain liquid, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate your shares. The Company cannot predict the extent to which an active public market for its common stock will be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq Small Cap Market or other markets. Our common shares are currently traded on the "OTC Bulletin Board", meaning that in the future the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.


Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.


Our corporate actions are substantially controlled by our principal stockholders and affiliated entities. Our principal stockholder, President and CEO, Thomas W. Scozzafava, owns all of our Series B Preferred Stock, representing 80% of the voting power in the Company. This stockholder could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration, elections of our board of directors will generally be within the control of this stockholder. While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with this principal stockholder. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the company.


Past activities of the company and its affiliates may lead to future liability for the company. Prior to Seaway Capital, Inc.'s acquisition of a controlling interest in the Company on July 1, 2007, the Company has been engaged in operations as GS Carbon Corporation and, previously, Direct View, Inc. In July 2007 it liquidated all of those businesses that remained. However, any liabilities relating to such prior business against which the Company is not completely indemnified may have a material adverse effect on the Company.


The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float and lack of history as a public company which could lead to wide fluctuations in our share price. The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.


In addition, the market price of our common stock could be subject to wide fluctuations in response to:

     o    quarterly variations in our revenues and operating expenses;
     o    announcements of new products or services by us;
     o    fluctuations in interest rates;
     o    significant sales of our common stock, including "short" sales;
     o    significant sales of our common stock, including "short" sales;
     o the operating and stock price performance of other companies that investors may deem comparable to us; and
     o news reports relating to trends in our markets or general economic conditions.

The stock market, in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.


We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

                              SELLING SHAREHOLDERS

     The table below  contains  information  regarding the  individuals  who are using this prospectus to offer common shares.
                                                                                                    Percentage of
                                            Shares Owned        Number of          Shares Owned     Class Held
Selling Shareholder        Position         Before Offering     Shares Offered     After Offering   After Offering
-------------------        --------         ----------------    --------------     --------------   --------------
                -                -                      -                 -                  -                -




                           OTHER AVAILABLE INFORMATION

     Seaway  Valley  Capital  Corporation  is  incorporating  by  reference  the
following   documents   previously   filed  with  the  Securities  and  Exchange
Commission:

     (a)  Seaway Valley Capital's Annual Report on Form 10-KSB/A  (Amendment No.
          1) for the year ended December 31, 2006;

     (b) Seaway Valley Capital's Quarterly Report on Form 10-QSB/A (Amendment No. 1) for the period ended March 31, 2007;

     (c) Seaway Valley Capital's Quarterly Report on Form 10-QSB for the period ended June 30, 2007;

     (d) Seaway Valley Capital's Quarterly Report on Form 10-QSB/A (Amendment No. 1) for the period ended September 30, 2007;

     (e) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated October 23, 2007 and filed on October 26, 2007;

     (f) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated November 7, 2007 and filed on January 18, 2008;

     (g) Seaway Valley Capital's Current Report on Form 8-K dated December 7, 2007 and filed on December 7, 2007;

     (h) Seaway Valley Capital's Current Report on Form 8-K dated January 4, 2008 and filed on January 4, 2008;

     (i) Seaway Valley Capital's Current Report on Form 8-K dated February 8, 2008 and filed on February 11, 2008;

     (j) Seaway Valley Capital's Current Report on Form 8-K/A (Amendment No. 1) dated March 4, 2008 and filed on March 12, 2008;

     (k) the description of Seaway Valley Capital's Common Stock contained in the Registration Statement on Form 8-A filed on December 7, 2006 (File No. 000-52356).


     Seaway Valley Capital is also incorporating by reference all documents hereafter filed by Seaway Valley Capital pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Upon written request, Seaway Valley Capital will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who requests it. Any such request should be made to Tom Scozzafava, Seaway Valley Capital Corporation, 10-18 Park Street, 2d Floor, Gouverneur, NY 13642.

     Seaway Valley Capital files with the Securities and Exchange Commission annual, quarterly and current reports, proxy statements and other information, which may assist you in understanding our company. In addition, we have filed a registration statement on Form S-8, including exhibits, with respect to the shares to be sold in the offering.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.


                                 INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our certificate of incorporation provides that members of our board of directors are protected against personal liability to the fullest extent permitted by Delaware corporate law. Delaware corporate law permits a Delaware corporation to eliminate the personal liability of its directors for monetary damages for breach of fiduciary duty, except for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, improper payment of dividends, or transactions in which the director derived an improper personal benefit.

     Our certificate of incorporation also provides that Seaway Valley Capital will indemnify our directors and officers against liabilities arising from their service as directors and officers to the fullest extent permitted by Delaware corporate law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                                    * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Seaway Valley Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gouverneur, State of New York on the 20th day of March, 2008.

                                         SEAWAY VALLEY CAPITAL CORPORATION

                                         By: /s/ Thomas Scozzafava
                                         ---------------------------------
                                                 Thomas Scozzafava
                                                 Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated on March 20, 2008.

/s/ Thomas Scozzafava
-------------------------------
Thomas Scozzafava, Director,
Chief Executive Officer,
Chief Financial Officer